FIRST AMENDMENT
TO THE
AON PLC AMENDED AND RESTATED
SENIOR EXECUTIVE COMBINED SEVERANCE
AND CHANGE IN CONTROL PLAN

This First Amendment (the “Amendment”) to the Aon plc Amended and Restated Senior Executive Combined Severance and Change in Control Plan, as amended and restated effective June 21, 2019 (the “Plan”), is adopted by Aon plc, a public limited company incorporated under Irish law (the “Company”), to be effective as set forth below.
RECITALS
WHEREAS, Section 11 of the Plan allows the Board of Directors of the Company (the “Board”) to amend the Plan; and
WHEREAS, pursuant to resolutions of the Board dated September 30, 2021, the Board has approved an amendment to the Plan as set forth herein and delegated authority to the undersigned officer to execute such amendment.
NOW, THEREFORE, the Plan is hereby amended, effective as of September 30, 2021, by deleting Section 1(m) (the definition of “Executive”) in its entirety and replacing it with the following:
“‘Executive’ means any person who:
(1) is both (A) a member of the Company’s Executive Committee or any successor thereto (the “Executive Committee”) (or was a member of the Company’s Executive Committee immediately prior to the date on which a circumstance constituting Good Reason or CIC Good Reason initially existed) and (B) designated as an ‘officer’ under Rule 16a-1(f) of the Exchange Act (a “Section 16 Officer”) (or was a Section 16 Officer immediately prior to the date on which a circumstance constituting Good Reason or CIC Good Reason initially existed); or
(2) was a member of the Company’s Executive Committee as in effect on June 1, 2019;
provided that (i) an Executive shall not be entitled to any benefits payable upon a Qualifying Termination under this Plan in the event that the Executive is party to an individual contractual arrangement with the Company relating to the provision of severance benefits, and (ii) an Executive shall not be entitled to any benefits payable upon a CIC Qualifying Termination under this Plan in the event that the Executive is party to an individual contractual arrangement with the Company relating to the provision of severance benefits upon a change in control event.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer, this 30th day of September 2021.

AON plc

By:

_/s/ Lisa Stevens______________________________
Lisa Stevens
Chief People Officer

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